Exhibit 99.1

                aQuantive Announces Strong Q1 Results;
                  Raises Guidance for Full Year 2005

    SEATTLE--(BUSINESS WIRE)--May 4, 2005--aQuantive, Inc.
(Nasdaq:AQNT), a digital marketing services and technology company, today reported financial results for the first quarter ended March 31, 2005.

    First quarter highlights, which include contributions from all acquisitions made during 2004, were:

    -- Revenue of $65.0 million, an increase of 187 percent from the comparable year-ago period.

    -- Net income of $6.4 million, or $0.09 per diluted share, an increase of 55 percent from the comparable year-ago period.

    -- EBITDA(1) of $15.1 million, or $0.20 per diluted share, an increase of 195 percent from the comparable year-ago period.

    -- Atlas launched Atlas Rich Media. Built on the mature TopLayer technology that Atlas acquired from Ad4ever in April 2004, Atlas Rich Media is now integrated into its digital campaign platform, the Atlas Suite.

    "Each of our three operating units delivered tremendous contributions and performed well above our expectations during the quarter," said Brian McAndrews, president and CEO of aQuantive. "Thanks to the commitment and talents of our employees and, in part, to the significant strategic acquisitions and subsequent capabilities added to our offering in the past 12-to-18 months, aQuantive is off to a strong start in 2005. Our team continues to meet and exceed the needs of our clients and drive strong revenue growth and profits for our shareholders."

    2005 First Quarter Results

    For the quarter ended March 31, 2005, aQuantive reported revenue of $65.0 million, compared to revenue of $22.6 million for the first quarter ended March 31, 2004. Net income for the first quarter 2005 was $6.4 million, or $0.09 per diluted share, compared to $4.1 million, or $0.06 per diluted share for the first quarter 2004. EBITDA was $15.1 million for the first quarter 2005, or $0.20 per diluted share, compared to $5.1 million, or $0.07 per diluted share for the first quarter 2004.

    aQuantive operates three business segments. Segment information is as follows:

    Digital Marketing Services

    aQuantive's digital marketing services (DMS) segment, consisting of interactive agency Avenue A | Razorfish, had first quarter revenue of $39.1 million, compared to 2004 first quarter revenue of $9.9 million. Operating income for the first quarter of 2005 was $4.5 million, compared to operating income of $2.1 million for the first quarter of 2004.

    Digital Marketing Technologies

    aQuantive's digital marketing technologies (DMT) segment, consisting of Atlas, had revenue of $20.6 million in the first quarter of 2005, compared to revenue of $12.0 million in the first quarter of 2004. Operating income for the first quarter of 2005 was $10.3 million, compared to $4.2 million in the first quarter of 2004.

    Digital Performance Media

    aQuantive's digital performance media (DPM) segment consists of DRIVEpm and European-based MediaBrokers. This segment had revenue of $5.3 million in the first quarter of 2005, compared to revenue of $785,000 in the first quarter of 2004. Operating income for the first quarter of 2005 was $888,000, compared to a loss of $440,000 in the first quarter of 2004.

    2005 Financial Guidance

    The company expects second quarter results as follows:

    --  Revenue of $65-$70 million

    --  Net income of $0.08-$0.10 per diluted share

    --  EBITDA of $0.18-$0.21 per diluted share

    Guidance for the full year 2005 has been increased. The increase in annual guidance is the result of both improved business expectations for the year and the elimination of a provision for the expensing of stock options in the second half of the year, due to a recent SEC pronouncement on this subject. In its earlier guidance for 2005 the company had assumed a total of $9 million in stock option expenses for the second half of the year.

    The company expects full year 2005 results as follows:

    --  Revenue of $265-$275 million

    --  Net income of $0.36-$0.40 per diluted share

    --  EBITDA of $0.83-$0.87 per diluted share

    (1)EBITDA (or earnings before interest expense, net interest and other income, income tax, depreciation and amortization) is a non-GAAP financial measure. See supplemental schedule of EBITDA reconciliation to GAAP net income for the quarter ended March 31, 2005 and 2004.

    First Quarter 2005 Conference Call/Webcast Today at 8am PT/11am ET

    aQuantive, Inc. will host a conference call/Webcast to discuss first quarter 2005 financial results today at 8am PT/11am ET. The conference call will be webcast from the Investor Relations section of the Company's website at www.aquantive.com/investor. Interested parties should log on to the webcast approximately 15 minutes prior to download any necessary software. The webcast is not interactive.

    About aQuantive, Inc.

    aQuantive, Inc. (Nasdaq:AQNT), a digital marketing services and technology company, was founded in 1997 to help marketers acquire, retain and grow customers across all digital media. Through its operating units, full-service interactive agency Avenue A | Razorfish (www.avenuea-razorfish.com), Atlas (www.atlassolutions.com), a provider of digital marketing technologies and expertise, and DRIVEpm (www.drivepm.com), a performance media company, aQuantive, Inc. is positioned to bring value to any interaction in the digital marketplace. aQuantive, Inc. (www.aquantive.com) is headquartered in Seattle. Atlas is a member of the NAI and adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to help ensure Internet user privacy. For more information about online data collection associated with ad serving, including online preference marketing and an opportunity to opt-out of the Atlas DMT cookie, go to: www.networkadvertising.org.

    Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "predicts," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected financial performance for the second quarter of 2005 and for the full year 2005. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, among others, the risks that the company may not successfully complete the integration of companies it acquired in 2004 and that it may incur unforeseen expenses relating to such acquisitions, the risk of unforeseen changes in client online marketing and advertising budgets, unanticipated loss of clients or delays in anticipated campaigns and projects, the potential failure to attract new clients due to the company's inability to competitively market its services, the risk of fluctuating demand for the company's services, the potential failure to maintain desired client relationships or to achieve effective advertising campaigns for clients, potential deterioration or slower-than-expected development of the Internet advertising market, quarterly fluctuations in operating results, timing variations on the part of advertisers to implement advertising campaigns, costs and risks related to acquisitions of technologies, businesses or brands, the short term nature of the company's contracts with clients, which generally are cancelable on 90 days' or less notice, and the uncertainties, potential costs, and possible business impacts of new legislation or litigation involving the company. More information about factors that could cause actual results to differ materially from those predicted in aQuantive's forward-looking statements is set out in its annual report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, aQuantive, undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.


                           aQuantive, Inc.
                Condensed Consolidated Balance Sheets
                            (in thousands)
                             (unaudited)


                                          March 31, 2005 Dec. 31, 2004
                                          -------------- -------------
                 Assets

Current assets:
   Cash, cash equivalents, and short-term
    investments                           $      56,021  $     59,247
   Restricted cash equivalents                      538             -
   Accounts receivable, net of allowances       113,726       106,683
   Other receivables                                486         1,486
   Prepaid expenses and other current
    assets                                        2,667         1,631
   Deferred tax asset                             7,204         7,204
                                          -------------- -------------
Total current assets                            180,642       176,251

Property and equipment, net                      20,909        17,569
Goodwill and other intangible assets, net       172,851       174,071
Other assets                                      2,599         2,690
Deferred tax asset, net                          13,100        15,642

                                          -------------  -------------
Total assets                              $     390,101  $    386,223
                                          ============== =============


  Liabilities and Shareholders' Equity

Current liabilities:
   Accounts payable and accrued expenses  $      88,846  $     89,608
   Pre-billed media                              10,321        15,655
   Deferred revenue                               9,897        10,394
   Other current liabilities                        603           603
                                          -------------- -------------
Total current liabilities                       109,667       116,260

Notes payable                                    80,000        80,000
Other long-term liabilities                       3,629         3,466

                                          -------------- -------------
Total liabilities                               193,296       199,726
                                          -------------- -------------

Shareholders' equity:
   Common stock                                     630           623
   Paid-in capital                              237,808       233,898
   Accumulated deficit and other
    comprehensive income                        (41,633)      (48,024)
                                          -------------- -------------
Total shareholders' equity                      196,805       186,497

                                          -------------- -------------
Total liabilities and shareholders'
 equity                                   $     390,101  $    386,223
                                          ============== =============


                            aQuantive, Inc.
                 Consolidated Statement of Operations
                 (in thousands, except per share data)
                              (unaudited)


                                                Three Months Ended
                                                    March 31,
                                           ---------------------------
                                               2005           2004
                                           ------------- -------------

Revenue                                          64,997        22,642

Costs and expenses:
    Cost of revenue                               8,161         4,038
    Client support                               30,656         6,846
    Product development                           1,967         1,492
    Sales and marketing                           2,939         1,844
    General and administrative                    7,714         4,069
    Amortization of intangible assets             1,803           513
    Client reimbursed expenses                      678             -
                                             -----------  ------------
        Total costs and expenses                 53,918        18,802
                                             -----------  ------------
Income from operations                           11,079         3,840

Interest and other income, net                      270           580
Interest expense                                    590             -
                                             -----------  ------------

Income before provision for income taxes         10,759         4,420

Provision for income taxes                        4,349           273

Net income                                  $     6,410  $      4,147
                                             ===========  ============

Basic net income per share                  $      0.10  $       0.07
                                             ===========  ============
Diluted net income per share                $      0.09  $       0.06
                                             ===========  ============
Shares used in computing basic net income
   per share                                     62,790        60,521
                                             ===========  ============
Shares used in computing diluted net income
   per share                                     74,083        69,753
                                             ===========  ============


EBITDA

The term "EBITDA" refers to a financial measure that is defined as earnings before net interest and other income, interest expense, income taxes, depreciation and amortization. EBITDA is commonly used to analyze companies on the basis of leverage and liquidity. However, EBITDA is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. EBITDA should not be construed as a subsitute for net income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. We have presented EBITDA to provide additional information on the company's operations and our ability to meet future capital expenditures and working capital requirements. The following schedule reconciles EBITDA to net income on the company's consolidated statement of operations, which the company believes is the most directly comparable GAAP measure.


                                                  Three Months Ended
                                                    March 31, 2005
                                                ----------------------
(in thousands, except per share data)              2005        2004
                                                 ----------  ---------
                                                     (unaudited)
Net income                                      $    6,410  $   4,147

Depreciation and amortization of property and
 equipment                                           1,991        743
Amortization of intangible assets                    2,015        533
Interest and other income, net                        (270)      (580)
Interest expense                                       590          -
Provision for income taxes                           4,349        273

                                                 ----------  ---------
EBITDA                                          $   15,085  $   5,116
                                                 ==========  =========

EBITDA per basic share                          $     0.24  $    0.08
                                                 ==========  =========
EBITDA per diluted share                        $     0.20  $    0.07
                                                 ==========  =========


Supplemental Schedule of Segment Information


(in thousands)   Digital    Digital    Digital    Unallocated  Total
                Marketing  Marketing  Performance  Corporate
                Services     Tech-      Media       Expenses
                   (1)     nologies     (3)
                              (2)
               ---------- ---------- ------------ ----------- --------
                                     (unaudited)
                          Three Months ended March 31, 2005
               -------------------------------------------------------
Revenue        $  39,087  $  20,641  $     5,269  $        -  $64,997

Costs and
 expenses:
  Cost of
   revenue             -      4,757        3,212         192    8,161
  Client
   support        29,727          -          929           -   30,656
  Product
   development         -      1,967            -           -    1,967
  Sales and
   marketing       1,093      1,846            -           -    2,939
  General and
   admin-
   istrative       3,138      1,795          240       2,541    7,714
  Amortization
   of intan-
   gible assets        -          -            -       1,803    1,803
  Client re-
   imbursed
   expenses          678          -            -           -      678
                ---------  ---------  -----------  ----------  -------
Total costs and
 expenses         34,636     10,365        4,381       4,536   53,918

                ---------  ---------  -----------  ----------  -------
Income from
 operations    $   4,451  $  10,276  $       888  $   (4,536) $11,079
                =========  =========  ===========  ==========  =======

                          Three Months ended March 31, 2004
               ---------------------------------------------- --------
Revenue        $   9,862  $  11,995  $       785  $        -  $22,642

Costs and
 expenses:
  Cost of
   revenue             -      3,066          972           -    4,038
  Client
   support         6,643          -          203           -    6,846
  Product
   development         -      1,492            -           -    1,492
  Sales and
   marketing         177      1,667            -           -    1,844
  General and
   admin-
   istrative         962      1,529           50       1,528    4,069
  Amortization
   of intan-
   gible assets        -          -            -         513      513
                ---------  ---------  -----------  ----------  -------
Total costs and
 expenses          7,782      7,754        1,225       2,041   18,802

                ---------  ---------  -----------  ----------  -------
Income from
 operations    $   2,080  $   4,241  $      (440) $   (2,041) $ 3,840
                =========  =========  ===========  ==========  =======


(1) Digital Marketing Services includes Avenue A/Razorfish
(2)Digital Marketing Technologies includes Atlas
(3)Digital Media includes DRIVEpm and MediaBrokers

    NOTE TO EDITORS: In the company name Avenue A | Razorfish, there is a pipe symbol between Avenue A and Razorfish. This symbol may not appear properly in some systems.

    CONTACT: aQuantive, Inc.
             Michael Vernon, 206-816-8599 (Investor Relations) or
             Angela Gamba, 206-816-8245 (Public Relations)